Exhibit 10.2

DOE (Title XVII)	EOS ENERGY ENTERPRISES, INC.

FOR FFB USE ONLY Note Identifier: EOSENERG 0001 Purchase Date: November 26, 2024	Note Date	November 26, 2024

	Place of Issue	East Pittsburgh, PA

	Last Day for an Advance (3)	December 31, 2027

	Maximum Principal Amount (4)	$277,497,000

Maturity Date (5)	June 15, 2034

Payment Dates (7)	March 15, June 15, September 15 & December 15 of each year	First Interest Payment Date (7)	March 15, 2028

Maximum Capitalized Interest Amount (7)	$25,953,000	First Principal Payment Date (8)	March 15, 2028

Loan Guarantee Agreement (21)	Loan Guarantee Agreement, dated as of the Note Date, between Eos Energy Enterprises, Inc., as Borrower, and U.S. Department of Energy, as Guarantor and Loan Servicer

(note form 4: quarterly pymnts; capped cap int; mstr pymnt sched)	NOTE 1- page 1

DOE (Title XVII)	EOS ENERGY ENTERPRISES, INC.

FUTURE ADVANCE PROMISSORY NOTE

1. Promise to Pay.

FOR VALUE RECEIVED, EOS ENERGY ENTERPRISES, INC., a Delaware corporation (the “Borrower”, which term includes any successors or assigns), promises to pay the FEDERAL FINANCING BANK (“FFB”), a body corporate and instrumentality of the United States of America (FFB, for so long as it shall be the holder of this Note, and any successor or assignee of FFB, for so long as such successor or assignee shall be the holder of this Note, being the “Holder”), at the times, in the manner, and with interest (including capitalized interest) at the rates to be established as hereinafter provided, such amounts as may be advanced from time to time by FFB to or for the account of the Borrower under this Note (each such amount being an “Advance” and more than one such amounts being “Advances”).

2. Reference to Certain Agreements.

(a) Program Financing Agreement. This Note is one of the “Notes” referred to in, and entitled to the benefits of, the Program Financing Agreement dated as of September 2, 2009, made by and between FFB and the Secretary of Energy, acting through the Department of Energy (the “Secretary”) (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the “Program Financing Agreement”).

(b) Note Purchase Agreement. This Note is one of the “Notes” referred to in, and entitled to the benefits of, the Note Purchase Agreement dated as of even date herewith, made by and among FFB, the Borrower, and the Secretary (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the “Note Purchase Agreement”).

3. Advances; Advance Requests; Last Day for Advances.

(a) Subject to the terms and conditions of the Note Purchase Agreement, FFB shall make Advances under this Note in the amounts, at the times, and to the accounts requested by the Borrower from time to time, in each case upon delivery to FFB of a written request by the Borrower for an Advance under this Note, in the form of request attached to the Note Purchase Agreement as Exhibit A thereto (each such request being an “Advance Request”), completed as prescribed in the Note Purchase Agreement; provided, however, that no Advance may be made under this Note after the particular date specified on page 1 of this Note as being the “Last Day for an Advance.”

(note form 4: quarterly pymnts; capped cap int; mstr pymnt sched)	NOTE 1- page 2

DOE (Title XVII)	EOS ENERGY ENTERPRISES, INC.

(b) To be effective, an Advance Request must first be delivered to the Secretary for approval and be approved by or on behalf of the Secretary in writing, and such Advance Request, together with written notification of the Secretary’s approval thereof, must be received by FFB on or before (i) the third Business Day, for an Advance Request less than $500,000,000, (ii) the fifth Business Day, for an Advance Request equal to or greater than $500,000,000 but less than $2,000,000,000, or (iii) the tenth Business Day, for an Advance Request equal to or greater than $2,000,000,000 before the particular calendar date specified in such Advance Request that the Borrower requests to be the date on which the respective Advance is to be made.

(c) The Borrower hereby agrees that FFB, for its purposes, may consider any Advance Request approved by or on behalf of the Secretary and delivered to FFB in accordance with the terms of the Note Purchase Agreement to be an accurate representation of the Borrower’s request for an Advance under this Note and the Secretary’s approval of that Advance Request.

(d) The Borrower hereby agrees that each Advance made by FFB in accordance with a Secretary-approved Advance Request delivered to FFB shall reduce, by the amount of the respective Advance made, FFB’s remaining commitment to make Advances under this Note.

4. Principal Amount of Advances; Maximum Principal Amount.

The principal amount of each Advance shall be the amount specified in the respective Advance Request; provided, however, that the aggregate principal amount of all Advances made under this Note may not exceed the particular amount specified on page 1 of this Note as the “Maximum Principal Amount” (such amount being the “Maximum Principal Amount”). The Maximum Principal Amount shall be separate and distinct from, and shall not include, capitalized interest, which shall be determined as provided in, and subject to its own limitation in, paragraph 7 of this Note.

5. Maturity Date.

This Note, and each Advance made hereunder, shall mature on the particular date specified on page 1 of this Note as the “Maturity Date” (such date being the “Maturity Date”).

(note form 4: quarterly pymnts; capped cap int; mstr pymnt sched)	NOTE 1- page 3

DOE (Title XVII)	EOS ENERGY ENTERPRISES, INC.

6. Computation of Interest on Each Advance.

(a) Subject to paragraphs 11 and 14 of this Note, interest on the outstanding principal of each Advance shall accrue from the date on which the respective Advance is made to the date on which such principal is due.

(b) Interest on each Advance shall be computed on the basis of (1) actual days elapsed from (but not including) the date on which the respective Advance is made (for the first payment of interest due under this Note for the respective Advance) or the date on which the payment of interest was last due (for all other payments of interest due under this Note for the respective Advance), to (and including) the date on which payment is next due, and (2) a year of 365 days.

(c) The interest rate applicable to each Advance shall be established by FFB at the time that the respective Advance is made on the basis of the determination made by the Secretary of the Treasury pursuant to section 6(b) (12 U.S.C. § 2285(b)) of the Federal Financing Bank Act of 1973 (Pub. L. No. 93-224, 87 Stat. 937, codified at 12 U.S.C. § 2281 et seq.), as amended (the “FFB Act”), and shall be equal to three-eighths of 1 percent per annum (0.375%) over the current average yield on outstanding marketable obligations of the United States of comparable maturity, as determined by the Secretary of the Treasury; provided, however, that the shortest maturity used as the basis for any interest rate determination shall be the remaining maturity of the most recently auctioned United States Treasury bills having the shortest maturity of all United States Treasury bills then being regularly auctioned.

7. Payment of Interest; Payment Dates; First Interest Payment Date; Capitalized Interest; Maximum Capitalized Interest Amount.

(a) Except as provided in subparagraph (b) of this paragraph 7, interest accrued on the outstanding principal balance of each Advance shall be due and payable on each of the particular dates specified on page 1 of this Note as “Payment Dates” (each such date being a “Payment Date”), beginning on the first Payment Date to occur after the date on which such Advance is made, up through and including the Maturity Date.

(note form 4: quarterly pymnts; capped cap int; mstr pymnt sched)	NOTE 1- page 4

DOE (Title XVII)	EOS ENERGY ENTERPRISES, INC.

(b) For each Advance made before the particular date specified as the “First Interest Payment Date” on page 1 of this Note (such date being the “First Interest Payment Date”), the amount of accrued interest that would otherwise be due and payable on each Payment Date to occur before the First Interest Payment Date shall be capitalized on the respective Payment Date, and interest shall thereafter accrue on the sum of the outstanding principal and such capitalized interest at the rate established for such Advance in accordance with paragraph 6 of this Note; provided, however, that the aggregate amount of accrued interest that may be capitalized under this Note may not exceed the particular amount specified on page 1 of this Note as the “Maximum Capitalized Interest Amount” (such amount being the “Maximum Capitalized Interest Amount”). The amount of interest that will be capitalized on each Advance will be determined on the date on which the respective Advance is made. At such time, if ever, that an Advance is made and the amount of interest to be capitalized on such Advance would, when added to the aggregate amount of interest to be capitalized on all prior Advances, cause the resulting sum to exceed the Maximum Capitalized Interest Amount, only the portion of the accrued interest that may be capitalized without causing the sum to exceed the Maximum Capitalized Interest Amount shall be capitalized for that Advance, and all additional interest that accrues on that Advance and all interest that accrues on any future Advances shall be due and payable on each Payment Date and made as provided in paragraph 10 of this Note.

8. Payment of Principal and Capitalized Interest.

(a) The principal amount of, or capitalized interest on, or combination of both, as the case may be, each Advance shall be payable in installments, which payments shall be due beginning on the particular date specified as the “First Principal Payment Date” on page 1 of this Note (such date being the “First Principal Payment Date”), and shall be due on each Payment Date to occur thereafter until the principal of, and capitalized interest on, the respective Advance is repaid in full on or before the Maturity Date.

(b) With respect to each Advance, the amount of principal, or capitalized interest, or combination of both, as the case may be, due on the First Principal Payment Date, on each Payment Date to occur thereafter, and on the Maturity Date shall be, in each case, an installment that is equal to the product of:

(1) the sum of the outstanding principal amount of the respective Advance and all capitalized interest thereon, determined as of the day immediately preceding the First Principal Payment Date;

times

(2) the particular percentage specified for the respective date on the payment schedule attached as Schedule A to this Note,

and shall be sufficient, when added to all other such installments of principal, or capitalized interest, or combination of both, as the case may be, to repay the principal amount of, and capitalized interest on, the respective Advance in full on the Maturity Date.

(note form 4: quarterly pymnts; capped cap int; mstr pymnt sched)	NOTE 1- page 5

DOE (Title XVII)	EOS ENERGY ENTERPRISES, INC.

(c) In the event that an Advance is made after the First Principal Payment Date, the amount of principal due with respect to such Advance on the first Payment Date to occur after the date on which Advance is made shall be an amount that is equal to the product of:

(1) the principal amount of the Advance on the day the Advance is made;

times

(2) the sum of:

(A) the particular percentage specified for such Payment Date on the payment schedule attached as Schedule A to this Note; and

(B) the respective percentage or percentages, if any, specified for each date on the payment schedule that occurred before such Payment Date;

and shall be sufficient, when added to all other such installments of principal to repay the principal amount of the respective Advance in full on the Final Maturity Date.

9. Business Days.

(a) Whenever any Payment Date or the Maturity Date shall fall on a day on which either FFB or the Federal Reserve Bank of New York is not open for business, the payment which would otherwise be due on such Payment Date or the Maturity Date shall be due on the first day thereafter on which FFB and the Federal Reserve Bank of New York are both open for business (any such day being a “Business Day”).

(b) In the case of a Payment Date falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on such Payment Date shall (1) be taken into account in establishing the interest rate for each Advance, and (2) be included in computing interest due in connection with such payment and excluded in computing interest due in connection with the next payment.

(c) In the case of the Maturity Date falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on the Maturity Date shall (1) be taken into account in establishing the interest rate for each Advance, and (2) be included in computing interest due in connection with such payment.

10. Manner of Making Payments.

(a) For so long as FFB is the Holder of this Note, each payment under this Note (except for accrued interest on each Advance made before the First Interest Payment Date that is subject to capitalization as provided in paragraph 7(b) of this Note) shall be paid in immediately available funds by electronic funds transfer to the account of the United States Treasury (for credit to the subaccount of the Secretary) maintained at the Federal Reserve Bank of New York in the manner described below:

U.S. Treasury Department

ABA No. 0210-3000-4

TREAS NYC/CTR/BNF=89000001

OBI=LGPO Eos Energy Enterprises, Inc. Loan #1424

provided, however, that a payment made in the manner described above shall not discharge any portion of a payment obligation under this Note, or be applied as provided in paragraph 13 of this Note, until the payment has been received and credited to the subaccount of FFB (within the account of the United States Treasury maintained at the Federal Reserve Bank of New York) specified by FFB in a written notice to the Secretary, or to such other account as may be specified from time to time by FFB in a written notice to the Secretary.

(note form 4: quarterly pymnts; capped cap int; mstr pymnt sched)	NOTE 1- page 6

DOE (Title XVII)	EOS ENERGY ENTERPRISES, INC.

(b) In the event that FFB is not the Holder of this Note, then each payment under this Note shall be made in immediately available funds by electronic funds transfer to such account as shall be specified by the Holder in a written notice to the Borrower.

11. Late Payments.

(a) In the event that any payment of any amount owing under this Note is not made when and as due (any such amount being then an “Overdue Amount”), then the amount payable shall be such Overdue Amount plus interest thereon (such interest being the “Late Charge”) computed in accordance with this subparagraph (a):

(1) The Late Charge shall accrue from the scheduled date of payment for the Overdue Amount (taking into account paragraph 9 of this Note) to the date on which payment is made.

(2) The Late Charge shall be computed on the basis of (A) actual days elapsed from (but not including) the scheduled date of payment for such Overdue Amount (taking into account paragraph 9 of this Note) to (and including) the date on which payment is made, and (B) a year of 365 days.

(3) The Late Charge shall accrue at a rate (the “Late Charge Rate”) equal to (i) the interest rate applied to the principal related to any Overdue Amount that was previously determined by the Secretary of the Treasury pursuant to section 6(c) of this Note plus (ii) one and one-half times the rate to be determined by the Secretary of the Treasury taking into consideration the current market-bid coupon-equivalent yield on the remaining maturity of the most recently auctioned 13-week United States Treasury bills, such determination of the rate referenced in this subclause (ii) being made as of the scheduled date of payment for such Overdue Amount (taking into consideration paragraph 9 of this Note) using data as of the Close of Market (as that term is defined in the immediately following sentence) on the Business Day immediately before such date reported by the Federal Reserve Bank of New York to the Secretary of the Treasury. For purposes of this Note, “Close of Market” shall mean, for any day, 3:30 p.m. (Washington, D.C., time) or such earlier time as the Federal Reserve Bank of New York may announce as being the close of the United States Treasury securities market for such day.

(4) The initial Late Charge Rate shall be in effect until the earlier to occur of either (A) the date on which payment of the Overdue Amount and the amount of the accrued Late Charge is made, or (B) the first Payment Date to occur after the scheduled date of payment for such Overdue Amount. In the event that the Overdue Amount and the amount of the accrued Late Charge are not paid on or before the such Payment Date, then the amount payable shall be the sum of the Overdue Amount and the amount of the accrued Late Charge, plus a Late Charge on such sum accruing at a new Late Charge Rate to be then determined in accordance with the principles of clause (3) of this subparagraph (a). For so long as any Overdue Amount remains unpaid, the Late Charge Rate shall be redetermined in accordance with the principles of clause (3) of this subparagraph (a) on each Payment Date to occur thereafter, and shall be applied to the Overdue Amount and all amounts of the accrued Late Charge to the date on which payment of the Overdue Amount and all amounts of the accrued Late Charge is made.

(b) Nothing in subparagraph (a) of this paragraph 11 shall be construed as permitting or implying that the Borrower may, without the written consent of the Holder, modify, extend, alter or affect in any manner whatsoever (except as explicitly provided herein) the right of the Holder to receive any and all payments on account of this Note on the dates specified in this Note.

12. Final Due Date.

Notwithstanding anything in this Note to the contrary, all amounts outstanding under this Note remaining unpaid as of the Maturity Date shall be due and payable on the Maturity Date.

(note form 4: quarterly pymnts; capped cap int; mstr pymnt sched)	NOTE 1- page 7

DOE (Title XVII)	EOS ENERGY ENTERPRISES, INC.

13. Application of Payments.

Each payment made on this Note shall be applied first to the payment of Late Charges (if any) payable under paragraphs 11 and 15 of this Note, then to the payment of premiums (if any) payable under paragraphs 14 of this Note, then to the payment of accrued interest, then to the payment of capitalized interest, and then on account of outstanding principal.

14. Prepayments.

(a) The Borrower may elect to prepay all or any portion of the outstanding principal amount of, and capitalized interest (if any) on, any Advance made under this Note, or to prepay this Note in its entirety, in the manner, at the price, and subject to the limitations specified in this paragraph 14 (each such election being a “Prepayment Election”).

(b) The Borrower shall deliver to FFB (and if FFB is not the Holder, then also to the Holder) and to the Secretary written notification of each Prepayment Election (each such notification being a “Prepayment Election Notice”), specifying:

(1) the Advance Identifier that FFB assigned to the respective Advance (as provided in the Note Purchase Agreement);

(2) the particular date on which the Borrower intends to prepay the respective Advance (such date being the “Intended Prepayment Date” for the respective Advance), which date must be a Business Day; and

(3) the amount of principal of, and capitalized interest (if any) on, the respective Advance that the Borrower intends to prepay, which amount may be either:

(A) the total outstanding principal amount of, and capitalized interest (if any) on, such Advance; or

(B) an amount less than the total outstanding principal amount of, and capitalized interest (if any) on, such Advance (any such amount being a “Portion”).

(c) To be effective, a Prepayment Election Notice must be received by FFB (and if FFB is not the Holder, then also by the Holder) on or before the fifth Business Day before the date specified therein as the Intended Prepayment Date for the respective Advance or Portion.

(note form 4: quarterly pymnts; capped cap int; mstr pymnt sched)	NOTE 1- page 8

DOE (Title XVII)	EOS ENERGY ENTERPRISES, INC.

(d) The Borrower shall pay to the Holder a price for the prepayment of any Advance or Portion (such price being the “Prepayment Price” for such Advance or Portion) determined as follows:

(1) in the event that the Borrower elects to prepay the entire outstanding principal amount of, and capitalized interest (if any) on, any Advance, then the Borrower shall pay to the Holder a Prepayment Price for such Advance equal to the sum of:

(A) the price for such Advance that would, if such Advance (including all unpaid interest accrued thereon through the Intended Prepayment Date) were purchased by a third party and held to the Maturity Date, produce a yield to the third-party purchaser for the period from the date of purchase to the Maturity Date substantially equal to the interest rate that would be set on a loan from the Secretary of the Treasury to FFB to purchase an obligation having a payment schedule identical to the payment schedule of such Advance for the period from the Intended Prepayment Date to the Maturity Date; and

(B) all unpaid Late Charges (if any) accrued on such Advance through the Intended Prepayment Date;

(2) in the event that the Borrower elects to prepay a Portion of any Advance, then the Borrower shall pay to the Holder a Prepayment Price for such Portion that would equal such Portion’s pro rata share of the Prepayment Price that would be required for a prepayment of the entire principal amount of, and capitalized interest (if any) on, such Advance (determined in accordance with the principles of clause (1) of this subparagraph (d)); and

(3) in the event that the Borrower elects to prepay this Note in its entirety, then the Borrower shall pay to the Holder an amount equal to the sum of the Prepayment Prices for all outstanding Advances (determined in accordance with the principles of clause (1) of this subparagraph (d)).

(note form 4: quarterly pymnts; capped cap int; mstr pymnt sched)	NOTE 1- page 9

DOE (Title XVII)	EOS ENERGY ENTERPRISES, INC.

(e) Payment of the Prepayment Price for any Advance or any Portion shall be due to the Holder before 3:00 p.m. (Washington, DC, time) on the Intended Prepayment Date for such Advance or Portion.

(f) Each prepayment of a Portion shall, as to the principal amount of such Portion, be subject to a minimum amount equal to $100,000.00 of principal; except that the minimum principal amount limitation shall not apply to a prepayment of a Portion if:

(1) the prepayment is made to satisfy the Borrower’s obligation to make a mandatory prepayment under the “Security Instruments” (as that term is defined in paragraph 20 of this Note); and

(2) the Borrower has certified to that fact in the respective Prepayment Election Notice.

(g) In the event that the Borrower makes a Prepayment Election with respect to any Portion of an Advance, then the Prepayment Price paid for such Portion will be applied as provided in paragraph 13 of this Note, and, with respect to application to outstanding principal, such Prepayment Price shall be applied to installments of principal in the inverse order of maturity.

(h) In the event that the Borrower makes a Prepayment Election with respect to any Portion of an Advance, then the outstanding principal amount of such Advance, and capitalized interest, if any, from and after such partial prepayment, shall be due and payable in accordance with this subparagraph (h).

(1) The amounts of the scheduled installments of principal, or capitalized interest, or combination of both, as the case may be, that will be due after such partial prepayment shall be equal to the amounts of the scheduled installments of principal, or capitalized interest, or combination of both, as the case may be, that were due in accordance with the payment schedule that applied to such Advance immediately before such partial prepayment.

(note form 4: quarterly pymnts; capped cap int; mstr pymnt sched)	NOTE 1- page 10

DOE (Title XVII)	EOS ENERGY ENTERPRISES, INC.

(2) The scheduled installments of principal, or capitalized interest, or combination of both, as the case may be, shall be due beginning on the first Payment Date to occur after such partial prepayment, and shall be due on each Payment Date to occur thereafter up through and including the date on which the entire principal amount of such Advance, all capitalized interest, and all unpaid interest (and Late Charges, if any) accrued thereon, are paid.

15. Rescission of Prepayment Elections; Late Charges for Late Payments of Prepayment Prices.

(a) The Borrower may rescind any Prepayment Election made in accordance with paragraph 14 of this Note, but only in accordance with this paragraph 15.

(b) The Borrower shall deliver to FFB, with a copy to the Secretary, written notification of each rescission of a Prepayment Election (each such notification being an “Election Rescission Notice”) specifying the particular Advance for which the Borrower wishes to rescind such Prepayment Election, which specification must make reference to the particular “Advance Identifier” (as that term is defined in the Note Purchase Agreement) that FFB assigned to such Advance (as provided in the Note Purchase Agreement). The Election Rescission Notice may be delivered by facsimile transmission to FFB at (202) 622-0707 or at such other facsimile number or numbers as FFB may from time to time communicate to the Borrower.

(c) To be effective, an Election Rescission Notice must be received by FFB not later than 3:30 p.m. (Washington, DC, time) on the second Business Day before the Intended Prepayment Date.

(d) In the event that the Borrower (1) makes a Prepayment Election in accordance with paragraph 14 of this Note, (2) does not rescind such Prepayment Election in accordance with this paragraph 15, and (3) does not, before 3:00 p.m. (Washington, DC, time) on the Intended Prepayment Date, pay to FFB the Prepayment Price described in paragraph 14(d) of this Note, then a Late Charge shall accrue on any such unpaid amount from the Intended Prepayment Date to the date on which payment is made, computed in accordance with the principles of paragraph 11 of this Note.

(note form 4: quarterly pymnts; capped cap int; mstr pymnt sched)	NOTE 1- page 11

DOE (Title XVII)	EOS ENERGY ENTERPRISES, INC.

16. Amendments to Note.

To the extent not inconsistent with applicable law, this Note shall be subject to modification by such amendments, extensions, and renewals as may be agreed upon from time to time by the Holder and the Borrower, with the approval of the Secretary.

17. Certain Waivers.

The Borrower hereby waives any requirement for presentment, protest, or other demand or notice with respect to this Note.

18. Effective Until Paid.

Subject to section 6.2 of the Note Purchase Agreement, this Note shall continue in full force and effect until all amounts due and payable hereunder have been paid in full.

19. Secretary’s Guarantee of Note.

Upon execution of the guarantee in the form of the Secretary’s Guarantee attached as Exhibit G to the Note Purchase Agreement (the “Guarantee”), the payment by the Borrower of all amounts due and payable under this Note, when and as due, shall be guaranteed by the United States of America, acting through the Secretary, pursuant to Title XVII of the Energy Policy Act of 2005, as amended (42 U.S.C. § 16511 et seq.). In consideration of the Guarantee, the Borrower promises to the Secretary to make all payments due under this Note when and as due.

20. Security Instruments.

This Note is to be executed and delivered by, and is entitled to the benefits and security of, the “Security Instruments” (as defined in the Note Purchase Agreement), whereby the Borrower pledged and granted a security interest in certain property of the Borrower, described therein, to secure the payment of and performance of certain obligations owed to the Secretary, as set forth in the Security Instruments. For purposes of the Security Instruments, in consideration of the undertakings by the Secretary set forth in the Program Financing Agreement, the Note Purchase Agreement, and the Guarantee, the Secretary shall be considered to be, and shall have the rights, powers, privileges, and remedies of, the Holder of this Note.

(note form 4: quarterly pymnts; capped cap int; mstr pymnt sched)	NOTE 1- page 12

DOE (Title XVII)	EOS ENERGY ENTERPRISES, INC.

21. Guarantee Payments; Reimbursement.

If the Secretary makes any payment, pursuant to the Guarantee, of any amount due and payable under this Note, each and every such payment so made shall be deemed to be a payment hereunder; provided, however, that no payment by the Secretary pursuant to the Guarantee shall be considered a payment for purposes of determining the existence of a failure by the Borrower to perform its obligation to the Secretary to make all payments under this Note when and as due. The Secretary shall have any rights by way of subrogation, agreement or otherwise which arise as a result of such payment pursuant to the Guarantee and as provided in the particular agreement specified on page 1 of this Note as the “Loan Guarantee Agreement” between the Borrower and the United States of America, acting through the Secretary, to evidence the Borrower’s obligation to reimburse the Secretary for payment made by the Secretary pursuant to the Guarantee.

22. Default and Enforcement.

(a) In case of a default by the Borrower under this Note or the occurrence of an “Event of Default” (as defined in the Security Instruments), then, in consideration of the obligation of the Secretary under the Guarantee, the Secretary, in the name of the Secretary or the United States of America, shall have all rights, powers, privileges, and remedies of the Holder of this Note, in accordance with the terms of this Note and the Security Instruments, including, without limitation, the right to (i) enforce or collect all or any part of the obligation of the Borrower under this Note or arising as a result of the Guarantee; (ii) accelerate (as provided in paragraph 23); (iii) compromise or otherwise negotiate with the Borrower (but not affecting amounts due and payable to the Holder under this Note and the Guarantee); (iv) bring suit against or foreclose upon any or all of the security interests granted by the Borrower; and (v) to file proofs of claim or any other document in any bankruptcy, insolvency, or other judicial proceeding, and to vote such proofs of claim.

(b) The Borrower acknowledges that FFB has agreed in the Note Purchase Agreement that, in consideration of the Guarantee, the Secretary shall have the sole authority (vis-à-vis FFB), in the case of a default by the Borrower under this Note or the occurrence of an Event of Default under the Security Instruments, in respect of acceleration (as provided in paragraph 23), the exercise of other remedies available hereunder or under the Note Purchase Agreement, and the disposition of sums or property recovered.

23. Acceleration.

Upon the occurrence and continuation of a default by the Borrower under this Note or an Event of Default under the Security Instruments, the Secretary, under the circumstances described, and in the manner and with the effect provided, in the Security Instruments, may declare the entire unpaid principal amount of this Note, all interest thereon, and all other amounts payable under this Note, and upon such declaration such amounts shall become, due and payable to the Secretary.

24. Governing Law.

This Note shall be governed by, and construed and interpreted in accordance with, the Federal law and not the law of any state or locality. To the extent that a court looks to the laws of any state to determine or define the Federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws.

25. Schedule A Incorporated.

Schedule A is an integral part of this Note and is incorporated herein by reference.

(note form 4: quarterly pymnts; capped cap int; mstr pymnt sched)	NOTE 1- page 13

DOE (Title XVII)	EOS ENERGY ENTERPRISES, INC.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its limited liability company name and its limited liability company seal to be hereunder affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

EOS ENERGY ENTERPRISES, INC.

By:

Signature:	/s/ Nathan Kroeker
Print Name:	Nathan Kroeker
Title:	CFO

Attest:

Signature:	/s/ Michael Silberman
Print Name:	Michael Silberman
Title:	Secretary

(note form 4: quarterly pymnts; capped cap int; mstr pymnt sched)	NOTE 1- page 14

DOE (Title XVII)	EOS ENERGY ENTERPRISES, INC.

SCHEDULE A

PAYMENT SCHEDULE FOR

PRINCIPAL OF, AND CAPITALIZED INTEREST ON,

EACH OUTSTANDING ADVANCE

Date	Amortization (%)
3/15/2028	3.846%
6/15/2028	3.846%
9/15/2028	3.846%
12/15/2028	3.846%
3/15/2029	3.846%
6/15/2029	3.846%
9/15/2029	3.846%
12/15/2029	3.846%
3/15/2030	3.846%
6/15/2030	3.846%
9/15/2030	3.846%
12/15/2030	3.846%
3/15/2031	3.846%
6/15/2031	3.846%
9/15/2031	3.846%
12/15/2031	3.846%
3/15/2032	3.846%
6/15/2032	3.846%
9/15/2032	3.846%
12/15/2032	3.846%
3/15/2033	3.846%
6/15/2033	3.846%
9/15/2033	3.846%
12/15/2033	3.846%
3/15/2034	3.846%
6/15/2034	3.850%

(note form 4: quarterly pymnts; capped cap int; mstr pymnt sched)	NOTE 1- page 15